UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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BIOSCRIP, INC.

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BioScrip Transaction Employee Q&A

1.	What is the strategic rationale for this combination?

This combination will create a leading independent provider of home and alternate site infusion services with the national reach, broad therapy portfolio, deep clinical expertise and the financial capacity to succeed in the attractive and growing home and alternate site infusion services within the $100 billion U.S. infusion industry. The combined company will have a clinical platform poised for delivering high-quality infusion therapy to more patients across the United States and providing better outcomes for patients, payors and providers.

We believe the combined company will be well-positioned to capitalize on favorable industry trends, including the ongoing shift of healthcare and infusion services from higher cost settings to the lower cost, value-based and patient-preferred setting of the home and ambulatory infusion centers.

The transaction will create a company that we believe will have:

•	Improved, Cost-Effective Patient Care
o	Cover 96% of the U.S. population, with facilities in 46 states and the ability to dispense and serve patients in all 50 states, which neither company can do alone today
o	Have a large, skilled group of more than 2,900 clinicians (pharmacists, pharmacy technicians, nurses and dieticians) who will utilize advanced clinical monitoring and reporting to develop personalized patient care plans and provide ongoing quality care in support of complex therapy regimens
o	Positioned to be the partner of choice for pharmaceutical manufacturers seeking innovative distribution channels and patient support models to access the market due to its best-in-class national platform

•	Enhanced Scale and Therapy Offerings
o	Combined complementary product portfolios and the ability to provide a more diversified portfolio by offering products that are currently only available to one of the two businesses
▪	For example: Option Care’s access to Cuvitru for the treatment of primary immunodeficiency and Nuzyra™ for the treatment of adults with acute bacterial skin and skin structure infections and community-acquired bacterial pneumonia.
o	Able to capture scale efficiencies and create additional growth vectors through new product and service introductions
o	Positioned as a preferred partner for payors, providers, biopharma manufacturers and patients due to expanded geographic coverage, continued independence, leading quality offerings and comprehensive clinical expertise

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

•	Powerful Growth Engine in Attractive Industry
o	Currently, home infusion accounts for approximately 12% of the $100 billion total U.S. infusion industry and is estimated to grow approximately 5 – 7% per year
o	Financial capacity and flexibility, scale and clinical offering diversity will drive organic growth in chronic and acute therapies
o	Further growth generated through operational efficiencies, improved revenue cycle management, and innovative new therapy introductions
o	No existing payor will account for more than 11% of net revenue

•	Compelling Financial Benefits
o	Expected to drive meaningful operating and supply chain efficiencies, generating over $60 million in net synergies forecasted to realize full run-rate within 24 months of the transaction closing
o	Forecasted synergies and the combined company’s enhanced scale with pro-forma 2018 revenue of more than $2.6 billion are expected to enable top- and bottom-line growth
o	New capital structure expected to provide the combined company with a materially lower pro-forma combined net leverage ratio, a lower cost of capital, significant additional liquidity and a path for continued deleveraging
o	Combined company will pursue a balanced capital allocation strategy, continuing to invest in and enhance patient experiences, as well as its people and services to drive organic growth, while managing its debt profile and continuing to de-lever in a disciplined fashion

•	Expanded Opportunities for Career Growth
o	With the enhanced scale, greater financial capacity and clinical offering diversity of the combined company, we will be able to drive even more growth opportunities for the business and therefore provide team members with greater professional development opportunities.

2.	Why combine BioScrip and Option Care?

The combination is a compelling and complementary fit of two leading players in the fragmented and growing U.S. infusion industry. BioScrip and Option Care each bring complementary strengths and complementary geographic footprints, and combined is expected to be a leading independent provider of home and alternate site infusion services with the national reach, broad therapy portfolio, deep clinical expertise and the financial capacity to succeed in the attractive and growing home and alternate site infusion services within the $100 billion U.S. infusion market.

BioScrip brings its long-standing track record of outstanding patient outcomes and service in the communities it serves. Option Care brings its industrial-strength infrastructure, quality management system and deep partnerships with health systems and referral sources. Each company shares a dedication to providing life-improving and cost-effective services to patients across the U.S.

Combining those unique assets and each company’s leading product portfolios will create a powerful, independent platform that will enable delivery of high-quality, cost effective solutions to providers across the country and help facilitate the introduction of innovative new therapies to the market place.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

3.	Why will the combination of BioScrip and Option Care make a stronger player in the market?

This combination is expected to create a leading independent provider of home and alternate site infusion services with the national reach, broad therapy portfolio, deep clinical expertise and the financial capacity to succeed in the attractive and growing home and alternate site infusion services within the $100 billion U.S. infusion industry. It will also form an organization that will create a rich environment and a destination for health care and patient service professionals who want to make a meaningful positive difference in their communities.

4.	What is the growth opportunity for the combined company?

Home and alternate site infusion, which currently accounts for approximately 12% of the $100 billion total U.S. infusion industry, is estimated to grow approximately 5-7% per year due to attractive market dynamics, including the shift to value-based care that improves clinical outcomes and delivers better results for payors and providers as well.

We believe the combined company, with its enhanced financial capacity and flexibility, scale and clinical offering diversity, will be well-positioned to capitalize on this market opportunity through driving organic growth in chronic and acute therapies along with generating growth through operational efficiencies, improved performance in revenue cycle management, and innovative new therapy introductions.

5.	How will this combination impact the U.S. infusion market? What will be the combined company’s position in the market?

Within the growing yet fragmented U.S. home and alternate site infusion services, which currently accounts for approximately 12% of the $100 billion total U.S. infusion industry, the combination of BioScrip and Option Care is expected to create a leading independent provider of home and alternate site infusion services with the national reach and local touch, broad therapy portfolio, deep clinical expertise and the financial capacity to succeed and capitalize on growth opportunities.

Together, BioScrip and Option Care will cover 96% of the U.S. population, with facilities in 46 states and the ability to dispense and serve patients in all 50 states, which neither company can do alone today.

6.	Is there any overlap between BioScrip and Option Care’s offerings or geographies?

BioScrip and Option Care possess complementary portfolios, but they will also provide a more diversified portfolio by offering products to the combined company that are currently only available to one of the two businesses.

BioScrip and Option Care have highly complementary geographic footprints. Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate competing companies. We will be convening a team composed of leaders from BioScrip and Option Care to handle the integration and will be drawing upon the very best of both organizations. Together, BioScrip and Option Care will cover 96% of the U.S. population, with facilities in 46 states and the ability to dispense and serve patients in all 50 states, which neither can do today. The combined company will have the resources and capacity which will be essential to successfully and effectively handle the increased volume.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

7.	Will the combined company bring expanded therapy offerings? What are those expanded offerings?

Yes. The combined company will bring together BioScrip’s and Option Care’s complementary portfolios as well as provide a more diversified portfolio by offering products that are currently only available to one of the two businesses to bring more offerings to more people.

8.	When is the transaction expected to close? What are the closing conditions?

The transaction, which is expected to be completed in the second half of 2019, is subject to the satisfaction of customary closing conditions, including regulatory approvals and approval by BioScrip shareholders.

9.	What is the makeup of the combined company’s management and Board of Directors?

Following the close of the transaction, John Rademacher, current Chief Executive Officer of Option Care, will serve as CEO of the combined company and Michael Shapiro, current Chief Financial Officer of Option Care, will serve as CFO of the combined company.

The combined company’s leadership will draw from the talented teams of both Option Care and BioScrip.

The combined company will have a 10-member board, comprising eight directors from Option Care’s board and two from BioScrip’s board.

10.	What will the management team of the combined organization look like?

The combined company’s leadership will draw from the talented teams of both Option Care and BioScrip.

Further announcements about the combined company’s leadership team will be made as we progress towards closing the transaction.

11.	Are there plans for the combined company to make further acquisitions?

For now, the focus is on closing this transaction and integrating the two organizations.

Following the close of the transaction, the combined company will have the financial capacity to drive organic and inorganic growth.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

12.	What will happen to Dan Greenleaf?

Dan has been a tremendous leader and innovator over many years in the home infusion industry. Dan will continue in his role as CEO of BioScrip until the close of the transaction and after close, will be a Special Advisor to the Board of the combined company.

13.	What will happen to Steve Deitsch?

Upon closing of the transaction, Steve will be leaving BioScrip to pursue new opportunities. Steve has played an instrumental role in the transformation and growth of BioScrip.

14.	How will the workforces be combined? How many employees will the combined company have in total?

The leadership team is committed to incorporating the best talent, processes and systems from both Option Care and BioScrip. An integration team composed of leaders from BioScrip and Option Care will be working over the next several months to assess the needs of the combined company in order to determine the combined company structure and workforce. Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate competing companies.

15.	What are the combined company’s vision, mission and values?

The combined company will continue investing in people, processes and technologies to uphold the highest quality of services to meet patients’ needs and provide innovative solutions to the healthcare system. Patients will remain at the center of the combined company’s personalized, compassionate approach to care, as we continue focusing on providing the highest quality care in home infusion therapy.

Both company’s cultures are founded on being patient and customer centric, driving accountability for quality results in all aspects of the business, and leveraging the clinical expertise and teamwork of talented people to create an engaged and productive workplace.

The combined company, its employees and all stakeholders are expected to benefit from a leadership team focused on creating a culture that connects company success to patient outcomes.

16.	What will be the combined company’s goals and strategy?

As a combined company, we will look to utilize our unique assets and leading product portfolios to bring innovative new therapies to the marketplace while deepening our scope and clinical expertise. Option Care’s industrial-strength infrastructure, industry-leading quality management system and deep partnerships with health systems and referral sources combined with BioScrip’s long-standing track record of outstanding patient outcomes and service in the communities it serves will create an unparalleled combined company.

Utilizing clinical monitoring and reporting, the combined company’s more than 2,900 skilled clinicians will develop personalized care plans for patients and be able to provide ongoing quality care in support of complex therapy regimens. The combined company’s expanded geographic coverage, continued independence, leading quality offerings and comprehensive clinical expertise will position it to be a preferred partner for payors, providers, biopharma manufacturers and patients. Furthermore, its enhanced scale will enable it to capture scale efficiencies and create additional vectors of growth through new product and service introductions.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

17.	Who is going to be Chairman of the combined company?

Harry Kraemer will be the Chairman of the combined company.

18.	What is MDP’s health care expertise and track record?

MDP has a long and successful history investing in health care companies and partnering with them to achieve growth and achieve long-term value appreciation. MDP’s notable health care investments include Ikaria Inc., Sage Products, Sirona Dental Systems, Team Health and VWR International. Option Care, formerly Walgreens Infusion Services, has been an independent company since it was separated from Walgreens Boots Alliance (WBA) in 2015 in a joint investment partnership between MDP and WBA.

19.	What will MDP’s role be in the combined company? Walgreens? How will they interact with the management team and Board?

The combined company will have a 10-member board, comprising eight directors from Option Care’s board and two from BioScrip’s board. The current Chairman of BioScrip will continue as a board member of the combined company. The combined company’s Board and management team is expected to benefit from MDP’s and Walgreens’ sector expertise, deep healthcare relationships and additional resources. This should enhance the company’s ability to explore expanded capabilities and services and deliver high-quality infusion therapy to more patients across the United States in the patient-preferred and safer setting of the home or an alternate site.

20.	What are the benefits to BioScrip shareholders?

This combination presents BioScrip shareholders and other prospective shareholders the opportunity to invest in a company with enhanced scale, a simplified and enhanced capital structure, a seasoned management team and majority owners with established track records of successfully investing in the healthcare sector.

21.	How can BioScrip shareholders get a better understanding of Option Care’s historical performance?

Historical financials will be provided as part of the proxy we will file with the SEC.

22.	What will be the ticker of the combined company? Will the shares trade on NASDAQ?

The combined company’s common stock will continue to be listed on the Nasdaq Global Market. The ticker will be decided as part of the integration process.

23.	I am a BioScrip shareholder. Can I trade my BioScrip stock?

Trading remains subject to the legal constraints against trading while in possession of material non-public information and remains subject to BioScrip’s blackout policies and procedures currently in place.  If you are part of the blackout list, you have already been informed.  Otherwise, you are free to trade in BioScrip stock, subject to compliance with the securities laws.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

24.	How does this transaction benefit employees?

We believe that as one company, with enhanced scale, greater financial capacity and clinical offering diversity we will be able to drive even more growth opportunities for the business and therefore provide team members with greater professional development opportunities.

The combined company will continue to invest in and enhance patient experience, as well as its people, processes and technologies as we continue focusing on providing the highest quality care in home infusion therapy.

25.	How compatible are the two cultures? What will the culture of the combined company be like?

The combined company, its employees and all stakeholders are expected to benefit from a leadership team focused on creating a culture that connects company success to patient outcomes. Patients will remain at the center of the combined company’s personalized, compassionate approach to care, as we continue focusing on providing the highest quality care in home infusion therapy.

Both companies’ cultures are founded on being patient and customer centric, driving accountability for quality results in all aspects of the business, and leveraging the clinical expertise and teamwork of talented people to create an engaged and productive workplace.

26.	Will there be any changes to my job responsibilities, title or reporting manager?

Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate companies. It is too early to determine what changes may occur once the transaction is closed. An integration team composed of leaders from BioScrip and Option Care will be working over the next several months to assess the needs of the combined company in order to determine the combined company structure and workforce.

27.	Will I have to move locations?

It is too early to determine what changes may occur once the transaction is closed. Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate companies.

28.	What changes will we see?

It is too early to determine what changes may occur once the transaction is closed. An integration team composed of leaders from BioScrip and Option Care will be working over the next several months to assess the needs of the combined company in order to determine what the combined company structure will need to be.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

29.	If my role changes will other options in the combined company be available to me?

It is critical that we utilize all the great talent across the combined organization. If roles do change, we will do our best to ensure we are always working towards increasing employee engagement, satisfaction and development. Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate companies.

30.	How will the two companies be integrated? Is integration planning underway? Will there be a dedicated integration team?

Integration won’t formally begin until we close the transaction. An integration team composed of leaders from BioScrip and Option Care will be working over the next several months to assess the needs of the combined company in order to determine the combined company structure and workforce. Our focus will be on drawing upon the very best of both organizations to incorporate the best talent, processes and systems.

31.	Will there be new technology systems to learn?

It is highly likely that there will be new tools and systems that employees will have to learn in the combined company. It is too early to determine what new technology employees may have to learn. We are committed to providing the necessary training and resources to help people quickly learn and become proficient on any new systems that will be required.

32.	How will this impact my compensation, benefits, bonus, 401K, PTO?

Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate companies. The integration team composed of leaders from BioScrip and Option Care will review both companies’ total reward packages and determine how best to integrate those systems in the combined company. If any changes occur, we will ensure there is clear and complete communication provided.

33.	How will this transaction affect my service date?

This transaction has no impact on your service date. Your official start date in either company will determine your service date.

34.	Are sales commissions or quotas impacted?

No. Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as two separate competing companies. Sales commissions and quotas will continue to be assessed based on previously established sales targets and performance against those benchmarks, which is why it is important that you continue to focus on your business objectives and priorities and continue to compete in the marketplace as aggressively as you do every day.

35.	Will the salespeople keep their existing territories and customer bases?

Until the transaction closes, it is business as usual and existing territories and customers will stay the same. While it is too early to determine whether changes may occur after the transaction closes, a capable integration team composed of leaders from BioScrip and Option Care will be put in place and will be evaluating our sales footprint to ensure it is in line with the combined company’s growth goals.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

36.	How can I learn more about Option Care?

Option Care brings its industrial-strength infrastructure, industry-leading quality management system and deep partnerships with health systems and referral sources. Option Care is the nation’s largest provider of home and alternate treatment site infusion therapy services.

You can learn more about Option Care on their website at www.optioncare.com.

37.	How will the merger impact our ability to continue providing high-quality, value-based care?

The combined company, its employees and all stakeholders are expected to benefit from a leadership team focused on creating a culture that connects company success to patient outcomes. Patients will remain at the center of the combined company’s personalized, compassionate approach to care, as we continue focusing on providing the highest quality care in home infusion therapy.

The combined company will continue investing in people, processes and technologies to uphold the highest quality of services to meet patients’ needs and provide innovative solutions to the healthcare system.

The combined company will have a leading national clinical platform poised for delivering high-quality infusion therapy to more patients across the United States and providing better outcomes for patients, payors and providers. Utilizing clinical monitoring and reporting, the combined company’s more than 2,900 skilled clinicians (pharmacists, pharmacy technicians, nurses and dieticians) will develop personalized care plans for patients and be able to provide ongoing quality care in support of complex therapy regimens.

38.	If payors have any questions, what should I tell them?

We will provide you with talking points to use with payors to guide your discussion should they inquire about the transaction. If you receive any questions or concerns and are not sure how to address them, please contact your direct supervisor.

39.	Do I need to notify payors/JV partners, manufacturers, hospital relationships or physician/clinician referral sources?

No. You do not need to notify any of our external stakeholders. We have assigned individuals within the organization who will be notifying and following up with all external audiences as needed.

We will provide you with talking points to use with external audiences as needed should they inquire about the transaction. If you receive any questions or concerns and are not sure how to address them, please contact your direct supervisor.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

40.	Where should I direct inquiries from the media?

If you are contacted by the media you can direct them to Steve Deitsch at (720) 697-5150 or Stephen.Deitsch@bioscrip.com. Please do not respond to media questions, simply direct to Steve, or obtain the information and send to him.

41.	Who can I talk to if I have further questions about this transaction?

If you have any further questions about the transaction, please contact your direct supervisor. We have also created an internal mailbox to which you can email your questions. The answers to those questions will be posted on our company Intranet site on a weekly basis.

The mailbox address is BioScripTransaction@bioscrip.com. This mailbox will be available to receive your questions beginning immediately.

42.	Can I talk to employees/my counterpart at BioScrip/Option Care now? Can I visit their offices?

For now and until the transaction closes, we are business as usual and BioScrip and Option Care will continue to operate as two separate competing companies. You should not communicate directly with BioScrip/Option Care or other outside parties about the pending transaction.

Communications to key stakeholders will be coordinated by our integration planning team composed of leaders from BioScrip and Option Care. Please refrain from creating any documents yourself.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BioScrip, Inc. (“BioScrip” or the “Company”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700, Denver, CO 80202, Attn: Investor Relations, by telephone at (720) 697-5200, or by going to the Company’s Investor Relations page on its corporate web site at https://investors.bioscrip.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 4, 2018. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary proxy statement and the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements – Safe Harbor

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BioScrip and Option Care. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results; expected synergies; BioScrip’s and Option Cares plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to: the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10-K.

Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable. Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.